                                                                   EXHIBIT 10.58


             AGREEMENT FOR THE PURCHASE AND SALE OF REAL PROPERTY

                                    BETWEEN

                          IDLEWOOD PROPERTIES, INC.,
                         A WHOLLY OWNED SUBSIDIARY OF
                           TREDEGAR INDUSTRIES, INC.

                                   AS SELLER



                                      And



                       WELLS OPERATING PARTNERSHIP, L.P.

                                 AS PURCHASER

              AGREEMENT FOR THE PURCHASE AND SALE OF REAL PROPERTY
              ----------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

1.   Agreement to Buy and Sell..................................       1
2.   Earnest Money..............................................       1
3.   Purchase Price.............................................       2
4.   Tests and Engineering......................................       2
5.   Title to Property..........................................       3
6.   Closing and Closing Date...................................       4
7.   Expenses and Prorations....................................       5
8.   Warranties and Representation of Seller....................       6
9.   Covenants and Agreements of Seller.........................       7
10.  Conditions of Purchase.....................................       7
11.  Defaults...................................................       8
12.  Right of First Refusal.....................................       9
13.  Assignment.................................................       9
14.  Possession of Property.....................................       9
15.  Condemnation...............................................       9
16.  Broker's Commission........................................      10
17.  Notices....................................................      10
18.  General Provisions.........................................      11
19.  Day for Performance........................................      11
20.  Survival of Provisions.....................................      11
21.  Severability...............................................      11
22.  Terms of Offer.............................................      12
23.  Water Drainage and Retention...............................      12

EXHIBIT "A"         DESCRIPTION OF PROPERTY
-----------
EXHIBIT "B"         DESCRIPTION OF ADJOINING PROPERTY
-----------
EXHIBIT "C"         ESCROW AGREEMENT
-----------
EXHIBIT "D"         COPY OF SELLER'S TITLE INSURANCE POLICY
-----------
EXHIBIT "E"         LIST OF CONTRACTUAL OBLIGATIONS TO BE ASSUMED
-----------

                          AGREEMENT FOR THE PURCHASE
                           AND SALE OF REAL PROPERTY
                           -------------------------

     THIS AGREEMENT FOR THE PURCHASE AND SALE OF REAL PROPERTY (this "Agreement") is made and entered into this 25/th/ day of May, 1999 by and between IDLEWOOD PROPERTIES, INC., a Virginia corporation and wholly owned subsidiary of Tredegar Industries, Inc., whose address is 1100 Boulders Parkway, Richmond, Virginia 23225 (herein referred to as "Seller"), and WELLS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, whose address is 3885 Holcomb Bridge Road, Norcross, Georgia 30092, Attn: Mr. Michael Berndt (herein referred to as "Purchaser").

                             W I T N E S S E T H :
                             -------------------

     WHEREAS, Seller now owns and desires to sell to Purchaser and Purchaser desires to acquire from Seller certain real property more particularly hereinafter described upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements herein set forth, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby expressly acknowledged by the parties hereto, Seller and Purchaser do hereby covenant and agree as follows:

     1.   Agreement to Buy and Sell.
          -------------------------

     Upon the terms and conditions set forth in this Agreement, Purchaser agrees to buy from Seller and Seller agrees to sell to Purchaser that certain real property lying and being in Chesterfield County, Virginia, and being more particularly shown and highlighted on Exhibit "A" attached hereto and by
                                      -----------
reference made a part hereof (hereinafter referred to as the "Land"), together with all rights, privileges, and easements appurtenant to the Land and improvements, including all water rights (including storm and surface water drainage and discharge rights), mineral rights, development rights, air rights, reversions, or other appurtenances to said Land, and all right, title, and interest of Seller, if any, in and to any land lying in the bed of any street, road, alley, or right-of-way, open or proposed, adjacent to or abutting the Land (the Land and the easements and interests described in this Paragraph 1 being hereinafter referred to collectively as the "Property").

     2.   Earnest Money.
          -------------

     Within three (3) business days following the effective date of this Agreement, Purchaser shall deliver to Chicago Title Insurance Company (the "Title Company") the sum of Five Thousand and No/100 Dollars ($5,000.00) (the "Initial Earnest Money"), which Initial Earnest Money shall be deposited by Title Company into an interest-bearing account and shall be held and disbursed by Title Company pursuant to a written Escrow Agreement in the form attached hereto as Exhibit "C" and by reference made a part hereof. Unless this Agreement
          ----------
is terminated by Purchaser pursuant to Paragraph 10 hereof, Purchaser shall deliver a check to Title Company in the amount Twenty Thousand and no/100 Dollars ($20,000.00) (said amount being herein referred to as the "Additional Earnest Money") on or before the date which is three (3) days after the expiration of the Inspection Period (as hereinafter defined). If Purchaser fails to pay such Additional Earnest Money on or before the date which is three (3) days after the expiration of the Inspection Period (as hereinafter defined), Purchaser shall be deemed to have terminated this Agreement under Paragraph 10 hereof and Title Company shall promptly disburse the Earnest Money (as hereinafter defined) in accordance with Paragraph 10 hereof, and this Agreement shall automatically terminate, and except as expressly provided to the contrary in this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement. For purposes of this Agreement, the term "Earnest Money" shall mean whatever sums have been delivered to Title Company as Earnest Money hereunder, including the Initial Earnest Money and the Additional Earnest Money, if any. If Closing (as hereinafter defined) occurs, the Earnest Money shall be paid by Title Company to Seller at Closing and shall be applied as a credit to the Purchase Price (as hereinafter defined). All interest and other income from time to time earned on the Earnest Money shall be deemed a part of the Earnest Money for all purposes of this Agreement. Except as otherwise expressly provided herein, the Earnest Money shall be paid to Seller as liquidated damages in accordance with Paragraph 11 hereof in the event Purchaser fails to purchase the Property in accordance with the terms of this Agreement.

     3.   Purchase Price.
          --------------

     Subject to adjustments and credits as otherwise specified in this Agreement, the purchase price (the "Purchase Price") Purchaser shall pay to Seller, in consideration of the conveyance of the Property to Purchaser, shall be ONE HUNDRED TWENTY-FIVE THOUSAND AND NO/100 ($125,000.00) multiplied by the number of acres, to the nearest one-hundredth of an acre, contained in the Land. The number of acres contained in the Land for the purposes of calculating the Purchase Price shall be as specified on the Survey (as hereinafter defined) and reasonably acceptable to Seller or as otherwise agreed in writing by Seller and Purchaser pursuant to Paragraph 5 of this Agreement. The Purchase Price shall be paid by Purchaser to Seller at the Closing (as hereinafter defined) by cashier's check or by wire transfer of immediately available funds to an account designated by Seller.

     4.   Tests and Engineering.
          ---------------------

     Purchaser shall at all times before Closing have the privilege of going upon the Property with its agents or engineers as needed to inspect, examine, survey and otherwise do whatever Purchaser deems necessary in the engineering and planning for development of the Property; provided, however, that Purchaser's activities on the Property between the expiration of the Inspection Period and Closing shall be limited to engineering and planning in connection with Purchaser's proposed development of the Property and not studies to determine the feasibility of purchasing or developing the Property; and provided, further, that Purchaser shall have no right to begin any clearing of the Property or otherwise begin development of the Property until after Closing has occurred. Said privilege shall include the right, at Purchaser's sole expense, to make soil tests, borings, percolation tests and other tests to obtain other information necessary to determine surface, subsurface, environmental and topographic conditions. Furthermore, Seller hereby agrees to cooperate fully with Purchaser's inspection of the Property under this Paragraph

4 or under Paragraph 10 of the Agreement, including without limitation, providing Purchaser with copies of Seller's owner's title insurance policy, surveys, zoning materials, environmental reports, soil tests, borings, percolation tests and other tests used by Seller, if any, to obtain information necessary to determine surface, subsurface, environmental and topographic conditions on the Property; provided, however, that Seller shall not be required
                            --------  -------
to incur any out of pocket expense or other liability due to such cooperation and Seller makes no representation or warranty as to whether such reports or tests are accurate or complete. Purchaser hereby indemnifies and agrees to hold Seller harmless from and against any claims, damages, losses, costs and expenses (including reasonable attorneys' fees and related costs and expenses) incurred by Seller as a result of persons or firms entering the Property on Purchaser's behalf pursuant to the privilege granted under this Paragraph 4, and such indemnity obligation shall survive any termination of this Agreement.

     5.   Title to Property.
          -----------------

     Attached hereto as Exhibit "D" and by reference made a part hereof is a
                        -----------
true and correct copy of the owner's policy of title insurance issued to Seller upon the acquisition of the Land by Seller (the "Seller's Owner's Policy"). Seller makes no representation or warranty as to the completeness or accuracy of the information contained in the Seller's Owner's Policy. Purchaser shall have until the expiration of the Inspection Period during which to examine title to the Property and to cause a current and accurate survey (the "Survey") of the Property to be made at the expense of Purchaser and to advise Seller in writing of any defects or objections affecting the title to the Property or the use thereof by Purchaser disclosed by such title examination and/or Survey. The Survey shall be made by a surveyor duly licensed to perform such services within the Commonwealth of Virginia ("Purchaser's Surveyor") and shall show by metes and bounds the perimetrical boundaries of the Land, shall specify the acreage contained within the Land to the nearest one-hundredth of an acre, and shall be certified to both Purchaser and Seller. Purchaser shall deliver three (3) prints of the Survey to Seller. In the event that Seller objects in writing to the acreage of the Land specified in the Survey within ten (10) days after receipt by Seller of the aforesaid three prints of the Survey, and Seller and Purchaser do not agree in writing upon such acreage (for purposes of calculating the Purchase Price) within five (5) days after Purchaser receives such written objection, then Seller shall request that another duly licensed surveyor, reasonably acceptable to Seller ("Confirming Surveyor") to calculate such acreage at Seller's expense. In the event such acreage, as calculated by Confirming Surveyor, is greater than the acreage as calculated by Purchaser's Surveyor, Seller and Purchaser shall cause the surveyors to act reasonably and in good faith to agree upon the acreage of the Land. The legal description to be set forth in the special warranty deed of Seller referred to in Paragraph 6 hereof shall be based upon and shall conform to the metes and bounds description of the perimetrical boundaries of the Land shown on the Survey. From time to time, Purchaser may update the effective date of such title examination or Survey and give notice to Seller of all defects or objections appearing subsequent to the effective date of its previous title examination or Survey, as the case may be. Such matters as are disclosed by Purchaser's title examination and/or Survey and not objected to in writing by Purchaser are herein referred to as the "Permitted Exceptions".

     Seller shall have until the date of Closing to cure such defects and objections to title set forth in Purchaser's notice(s). In the event Seller fails, refuses or elects not to cure any defects and objections on or before the Closing, then, at the option of Purchaser, (a) Purchaser may terminate this Agreement, in which event the Earnest Money shall be immediately refunded to Purchaser, and this Agreement shall be deemed of no further force and effect and Purchaser and Seller shall have no further rights, obligations or liabilities hereunder, (b) if any such defect or objection arose by, through or under Seller which arose or was placed on the Property in the period between the date hereof and the Closing or is a mortgage, deed of trust, mechanics lien or other such monetary lien or encumbrance which Seller placed or caused or permitted to be placed against the Property after Seller's acquisition of the Property and is capable of being cured by the payment of a liquidated amount, Purchaser may cure such defect or objection, in which event the Purchase Price payable pursuant to Paragraph 3 hereof shall be reduced by an amount equal to the actual cost and expense incurred by Purchaser in connection with the curing of such defect or objection, (b) Purchaser may accept title to the Property subject to such defects and objections, or (d) any combination of items
(b) and (c). In the event Purchaser elects to cure any such defects and objections pursuant to item (b) hereof, Purchaser at its option, upon giving notice to Seller, may extend the date of Closing until the date which is ten
(10) days after the curing of such defects or objections or sixty (60) days from and after the last date set forth in Paragraph 6 for Closing (as extended under any other provision of this Agreement), whichever shall first occur. If any defect or objection shall not have been cured within such period, Purchaser may exercise its option under either item (a) or (c) hereof. The legal description contained in the deed from Seller to Purchaser shall be a metes and bounds description of the Land drawn from the Survey, to be prepared by Purchaser at its expense.

     6.   Closing and Closing Date.
          ------------------------

     Subject to satisfaction of Purchaser's conditions precedent set forth in this Agreement, the consummation of the sale by Seller and the purchase by Purchaser of the Property (herein referred to as the "Closing") shall be held on or before the date which is not greater than sixty (60) days after the expiration of the Inspection Period (as hereinafter defined) (subject to extension as provided in Paragraph 10 hereof) at such specific place, time and date as shall be designated by Purchaser in a written notice to Seller not less than three (3) business days prior to the date of Closing. In the event Purchaser fails to give written notice of the specific place, time and date for Closing, the Closing shall occur at the local office of the Title Company, 5775-C Peachtree Dunwoody Road, Suite 200, Atlanta, Georgia, at two o'clock p.m. on the last date for Closing pursuant to this Agreement (as the same may be extended in writing pursuant to this Agreement). At Closing, Seller shall execute and deliver to Purchaser (a) a Special Warranty Deed conveying fee simple marketable record title to the Property to Purchaser, which conveyance shall be made expressly subject to the documents and instruments listed as special exceptions on Schedule B of Exhibit "D" attached hereto and on Exhibit
                                    -----------                        -------
"E" attached hereto if and to the extent such documents and instruments relate
---
to the Property and to all other easements, agreements, covenants and restrictions that are duly recorded among the land records of Chesterfield County, Virginia, after the effective date of the Seller's Owner's Policy and prior to date hereof and that affect the Property or any portion thereof, (b) an Affidavit of Seller which has as its subject matter averments that, with respect to the Property, there are no rights or claims of parties in possession not shown by the public records and that there are no liens, or rights to a lien, for services, labor or materials furnished and/or imposed by law and not shown by the public records, (c) an Affidavit of Seller stating that Seller is not a "foreign person", as that term is defined in 7 C.F.R. Section 781.2 of the Rules and Regulations promulgated under the Agricultural Foreign Investment Disclosure Act of 1978 and is not required to file any reports under said Act and its supporting rules and regulations, and further stating that Seller is not a "foreign person", as that term is defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, and otherwise in form and content sufficient to eliminate Purchaser's withholding obligations under said
Section 1445 with respect to the sale and purchase of the Property, (d) such information as is required for Purchaser to file IRS Form 1099-S, and (e) any and all other documents deemed reasonably necessary by Purchaser, Seller, or other governmental requirement to consummate the transaction contemplated herein in accordance with the terms of this Agreement.

     7.   Expenses and Prorations.
          -----------------------

     All real property ad valorem taxes applicable to the Land shall be prorated as of the date of Closing between Seller and Purchaser, said proration to be based upon the most recently available tax rate and valuation with respect to the Land; provided, however, that upon the issuance of the tax bills for such
          --------  -------
taxes for the year of Closing, Purchaser and Seller shall promptly make such adjustments as may be necessary to insure that the actual amount of such taxes for the year of Closing shall be prorated between Purchaser and Seller as of the date of Closing. Likewise, all annual assessments under any private restrictive covenants applicable to the Land shall be prorated as of the date of Closing between Seller and Purchaser. Any assessments under any private restrictive covenants which are due and payable prior to the date of Closing shall be paid by Seller on or before the date they are due. Seller shall cooperate with Purchaser in obtaining appropriate estoppel certificates under such private restrictive covenants. Seller shall, at the Closing, pay the grantor's tax (under Va. Code (S) 58.1-802), and state and local taxes due and payable in connection with the recording of the deed from Seller to Purchaser and Seller's attorneys' fees and expenses. Purchaser shall, at Closing, pay the recording tax (under Va. Code (S) 58.1-801 and 58.1-814), the per page recording costs, all title examination fees and the cost of the owner's title insurance premium for the policy insuring Purchaser, and Purchaser's attorneys' fees and expenses. If, at Closing, any special assessment or assessments for improvements shall be or shall have been made against the Property, or any portion or portions thereof, or is payable prior to or at Closing, all unpaid installments of any such assessment (including those which are to become due and payable after Closing) shall be deemed due and payable prior to Closing and shall not be apportioned between Seller and Purchaser and shall be paid and discharged by Seller.

     In addition, if after Closing there is an adjustment or reassessment by any governmental authority with respect to, or affecting, any ad valorem taxes for the Property for the year of Closing or any prior year (whether in the nature of a "roll-back" tax or otherwise), any additional tax payment for the Property required to be paid with respect to the year of Closing shall be prorated between Purchaser and Seller and any such additional tax payment for the Property for any year prior to the year of Closing shall be paid by Seller.

     8.   Warranties and Representation of Seller.
          ---------------------------------------

     To induce Purchaser to enter into this Agreement and to purchase the Property as herein provided, Seller does hereby state the following as of the date of this Agreement:

          (a) To Seller's actual knowledge, there are no actions, suits or proceedings of any kind or nature whatsoever, legal or equitable, pending or threatened against Seller or the Property, or any portion or portions thereof, or relating to or arising out of the ownership of the Property, in any court or before or by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality, including, without limitation, any condemnation or eminent domain proceedings.

          (b) No person, firm, corporation or other legal entity whatsoever has any right or option whatsoever to acquire the Property or any portion or portions thereof or any interest or interests therein.

          (c) Seller has no actual knowledge, and has not received any written notice, that the Property or any portion or portions thereof is or will be subject to or affected by any special assessments, whether or not presently a lien thereon.

          (d) Seller has no actual knowledge, and has not received any written notice, that Seller is in violation or breach of any ordinance, code, law, rule, requirement or regulation applicable to the Property.

          (e) Seller has no actual knowledge, and has not received any written notice, that Seller has used or operated the Property in any manner for the storage use, treatment, manufacture or disposal of any Hazardous Substances (hereinafter defined) or that the Property has been used or operated for the storage, use, treatment, manufacture or disposal of any Hazardous Substances. For purposes hereof, the term "Hazardous Substances" shall mean and refer to any "hazardous waste" or "hazardous substance," as such terms arc set forth in, under or pursuant to the Environmental Laws and Regulations (as hereinafter defined), oil or petroleum products or their derivatives, polychlorinated biphenyls, asbestos, radioactive materials or waste, and any other toxic, ignitable, reactive, corrosive, explosive, contaminating or polluting materials which are now or in the future subject to governmental regulation. "Environmental Laws and Regulations" shall mean any federal, state or local laws now or hereafter in effect relating to pollution or protection of the environment or emissions, discharges, spills, releases or threatened releases of any Hazardous Substance into the environment (including without limitation indoor air, ambient air, surface water, ground water or land), including without limitation, the Resource Conservation and Recovery Act, 42 U.S.C. (S)(S) 6901 et seq, as amended, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. (S)(S) 9601 et seq, as amended, the Hazardous Materials Transportation Act, 49 U.S.C. (S)(S) 1801 et seq, as amended, the Clean Water Act, 33 U.S.C. (S)(S) 1251 et seq, as amended, the Clean Air Act, 42 U.S.C. (S)(S) 7401 et seq, as amended, the Toxic Substance Control Act, 15 U.S.C. (S)(S) 2601 et seq. as amended, and any rules and regulations now or hereafter promulgated under any of such acts.

          (f) Seller has no actual knowledge that the Property has been used for or as a cemetery or landfill.

          (g) Seller has no actual knowledge, nor has it received written notice, of any actions, suits, proceedings or proposals of any kind or nature whatsoever pending or being considered relating to any proposed changes to the highways, roadways and/or access ways adjoining or adjacent to the Property, including, without limitation, the widening thereof, construction of acceleration/deceleration lanes, changes in or additions to existing or approved curb cuts, proposed or pending installation or removal of traffic lights or any other changes or proposed changes in traffic patterns or management of traffic flow thereover.

          (h) The Land has been, or prior to Closing will be, properly subdivided in accordance with all applicable laws and shall constitute a separate parcel of land for tax assessment and state or local subdivision regulation purposes.

          (i) Seller has no actual knowledge, nor has it received written notice, that the Land has been classified under any designation authorized by law to obtain a special low ad valorem tax rate or to receive a reduction, abatement or deferment of ad valorem taxes which, in such case, will result in additional catch-up or roll-back ad valorem taxes in the future in order to recover the amounts previously reduced, abated or deferred.

          (j) Any and all actions, if any, required by Seller to authorize the execution and delivery of this Agreement and the consummation of the transaction contemplated herein have heretofore been taken, and this Agreement shall constitute a valid and binding agreement, enforceable against Seller in accordance with the terms hereof.

     The obligations of Purchaser under this Agreement are subject to and conditioned upon the foregoing statements by Seller continuing to be true and correct in all material respects as of the date of Closing.

     9.   Covenants and Agreements of Seller.
          ----------------------------------

     Seller hereby covenants and agrees that, from and after the date hereof and until the date of Closing, Seller shall not, without the prior written consent of Purchaser, materially change or alter the physical condition of the Property, remove any trees, or grant or otherwise create or consent to the creation of any easement, restriction, lien, assessment or encumbrance affecting the Property or any portion or portions thereof, or pursue or consent to the pursuit of any rezoning of the Property or any portion or portions thereof.

     10.  Conditions of Purchase.
          ----------------------

     The obligations of Purchaser under this Agreement are subject to and conditioned upon the determination by Purchaser, in its sole discretion and judgment and prior to the expiration of the Inspection Period, that the Property is satisfactory for the use and purposes intended by Purchaser, which includes a determination, prior to the expiration of the Inspection Period, that the necessary utilities are in place in accordance with Section 24 hereof. In the event such condition to Purchaser's obligations has been satisfied or waived, Purchaser shall give prior written notice to Seller, not later than the date that is ninety (90) days after the effective date of this Agreement (such ninety (90) day period being herein referred to as the "Inspection Period"), that Purchaser has completed its due diligence with respect to the Property and agrees to accept the Property in its "AS IS, WHERE IS" condition and without representation or warranty except as expressly set forth in this Agreement. If Seller fails to actually receive the aforesaid notice prior to the expiration of the Inspection Period, or if Purchaser advises Seller in writing prior to the expiration of the Inspection Period, this Agreement shall be null and void and of no further force or effect (except for the obligations that expressly survive the termination of this Agreement has herein provided) and the Earnest Money shall be returned to Purchaser. Upon any termination of this Agreement by Purchaser as provided in this Paragraph 10, Purchaser shall provide Seller with copies of any and all written reports and studies prepared by third parties in connection with Purchaser's investigation of the Property (without warranty as to whether same are accurate or complete).

     11.  Defaults.
          --------

     In the event Seller fails to comply with or perform any of the covenants, agreements and obligations to be performed by Seller under the terms and provisions of this Agreement, or in the event Seller's warranties and representations set forth in this Agreement are untrue or misleading, at Purchaser's option: (i) Purchaser shall be entitled to an immediate refund of all Earnest Money and to thereafter exercise any and all rights and remedies available to Purchaser at law or in equity including, without limitation, specific performance; or (ii) Purchaser shall be entitled, upon giving written notice to Seller as herein provided, to terminate this Agreement. Upon any such termination, all Earnest Money shall be immediately returned to Purchaser and this Agreement and, except as herein provided, all rights and obligations created hereunder shall be deemed of no further force or effect. Seller hereby acknowledges and agrees that Purchaser plans to enter into a lease in reliance upon this Agreement and Seller's compliance herewith. Thus, in the event Seller fails to deliver the documents it is obligated under Paragraphs 6, 12 and 23 to deliver to Purchaser, Purchaser shall be entitled to recover its actual damages incurred as a result of such failure by Seller, including damages in connection with Purchaser's proposed lease of the Property to a third party; provided, however, that in no event shall any such claim for actual damages exceed the sum of Twenty-Five Thousand and No/100 Dollars ($25,000.00).

     In the event Purchaser fails to purchase the Property in accordance with the terms of this Agreement, Seller's sole and exclusive remedy for any such default shall be to terminate this Agreement and to receive the Earnest Money and retain the Earnest Money as full liquidated damages for such default, the parties hereto acknowledging that it is impossible to more precisely estimate the damages to be suffered by Seller upon Purchaser's default. Upon any such termination, all rights and obligations created hereby shall terminate and be of no further force or effect whatsoever, except for such obligations which expressly survive the termination of this Agreement as herein provided.

     In the event that either of Seller or Purchaser is required to employ an attorney to enforce or defend, in a court of competent jurisdiction, any of such party's rights or remedies hereunder, the attorneys' fees and expenses incurred in connection therewith by the prevailing party shall be paid by the non-prevailing party.

     12.  Right of First Refusal.
          ----------------------

     Seller hereby agrees that, for a period of three years following the date of the Closing, if it desires to enter into a contract or lease for all or any portion of that certain tract of land adjacent to the Property and lying and being in Chesterfield County, Virginia, more particularly shown or described on Exhibit "B" attached hereto and by this reference incorporated herein (the
-----------
"Adjacent Property") (whether solicited or unsolicited), it shall first offer the Adjacent Property (or applicable portion thereof) (the "Offered Adjacent Property") for sale or lease to Purchaser on such terms by delivering to Purchaser in writing a copy of the applicable purchase agreement or lease (the "Offer"). Purchaser shall have ten (10) business days from the date it receives such purchase agreement or lease from Seller to elect to purchase or lease (whichever is applicable) the Offered Adjacent Property on the terms set forth in the Offer.

     If Purchaser does not elect to purchase or lease (whichever is applicable) the Offered Adjacent Property or fails to make any election at all during such ten (10) business day period, then Seller shall have the right to sell or lease (whichever is applicable) the Offered Adjacent Property to another party upon the terms set forth in the purchase agreement or lease delivered to Purchaser and, upon the consummation of such sale or lease, the right of first refusal in this Paragraph 12 shall automatically terminate. If Purchaser elects to purchase or lease (whichever is applicable) the Offered Adjacent Property within such ten
(10) business day period, it must provide written notice to Seller of such election on or prior to the expiration of such ten (10) business day period.

     The parties hereto agree to execute and deliver such additional documents and perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of the right of first refusal in this Paragraph 12.

     13.  Assignment.
          ----------

     Seller hereby agrees that any time prior to the Closing, Purchaser may sell, transfer, or assign any or all of its rights under this Agreement to Wells Capital, Inc. or to any partnership having Purchaser or Wells Capital, Inc. as a direct or indirect general partner thereof, or to any limited liability company having Purchaser or Wells Capital, Inc. as a member thereof; provided that the net worth of any such assignee is not less than the net worth of ADEVCO Corporation on the date of this Agreement. Purchaser agrees that it will remain primarily obligated for its obligations under this Agreement notwithstanding any assignment (permitted or otherwise) of this Agreement.

     14.  Possession of Property.
          ----------------------

     Seller shall deliver to Purchaser full and exclusive possession of the Property on the date of Closing.

     15.  Condemnation.
          ------------

     In the event the Property or any portion or portions thereof shall be taken or condemned by any governmental authority or other entity prior to the date of Closing, or in the event Purchaser receives notice of a proposed taking prior to the date of Closing, Purchaser shall have the option of either (a) terminating this Agreement by giving written notice thereof to Seller, whereupon all Earnest Money shall be immediately refunded to Purchaser and this Agreement and all rights and obligations created hereunder shall be of no further force or effect, or (b) requiring Seller to convey the remaining portion of the Property to Purchaser pursuant to the terms and provisions hereof (with the Purchase Price being determined with regard to the remaining portion of the Property). Seller and Purchaser hereby further agree that Purchaser shall have the right to participate in all negotiations with any such governmental authority relating to the Property.

     16.  Broker's Commission.
          -------------------

     Purchaser and Seller acknowledge that Morton G. Thalhimer Inc. ("Thalhimer") and Adevco Realty Group, LLC ("Adevco") acted as brokers in connection with the sale of the Property. Purchaser shall and does hereby indemnify and hold harmless Seller from and against any claim for any real estate sales commission, finder's fees, or like compensation in connection with the sale contemplated hereby and arising out of any act or agreement of Purchaser, including any claim asserted by Adevco, but excluding any claim by Thalhimer. Likewise, Seller shall and does hereby indemnify and hold harmless Purchaser from and against any claim for any real estate sales commission, finder's fees or like compensation in connection with the sale contemplated hereby and arising out of any act or agreement of Seller, including any claim by Thalhimer, but excluding any claim by Adevco. The indemnity obligations of Seller and Purchaser under this Paragraph 16 shall survive any termination of this Agreement. Seller shall be solely responsible for any commission payable to Thalhimer in connection with the sale of the Property to Purchaser pursuant to a separate agreement between Seller and Thalhimer, and Purchaser shall be solely responsible for any commission payable to Adevco in connection with the purchase of the Property by Purchaser pursuant to a separate agreement between Purchaser and Adevco.

     17.  Notices.
          -------

     Every notice, approval, consent, or other communication authorized or required by this Agreement shall not be effective unless the same shall be in writing and delivered (i) in person, (ii) by courier, (iii) by reputable overnight courier guaranteeing next day delivery, (iv) if sent on a business day during the business hours of 9:00 a.m until 5:00 p.m. E.S.T., via telecopier with a copy to follow by reputable overnight courier guaranteeing next day delivery, (v) sent postage prepaid by United States registered or certified mail, return receipt requested, directed to the other party at its address hereinabove first mentioned, or such other address as either party may designate by notice given from time to time in accordance with this Paragraph. Such notices or other communications shall be effective (i) in the case of personal delivery or courier delivery, on the date of delivery to the party to whom such notice is addressed as evidenced by a written receipt signed on behalf of such party, (ii) if by overnight courier, one (1) day after the deposit thereof with all delivery charges prepaid, (iii) if by telecopier, on the date of transmission, provided that such telecopier transmission is sent on a business day, during the hours stated above, and provided that a confirmation sheet is received and a copy of the notice is simultaneously delivered by reputable overnight courier (with all charges prepaid) for receipt on the next succeeding business day, and (iv) in the case of registered or certified mail, the earlier of the date receipt is acknowledged on the return receipt for such notice or five
(5) business days after the date of posting by the United States Post Office.

     18.  General Provisions.
          ------------------

     No failure of either party to exercise any power given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party's right to demand exact compliance with the terms hereof. This Agreement contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. Any amendment to this Agreement shall not be binding upon any of the parties hereto unless such amendment is in writing and executed by both Seller and Purchaser. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns. Time is of the essence of this Agreement with respect to each and every obligation of Seller and Purchaser hereunder. This Agreement and all amendments hereto shall be governed by and construed under the laws of the state in which the Property is located. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all genders, the singular shall include the plural and vice versa. The headings inserted at the beginning of each paragraph are for convenience only, and do not add to or subtract from the meaning of the contents of each paragraph. Seller and Purchaser do hereby covenant and agree that such documents as may be legally necessary or otherwise appropriate to carry out the terms of this Agreement shall be executed and delivered by each party at the Closing.

     19.  Day for Performance.
          -------------------

     Wherever herein there is a day or time period established for performance and such day or the expiration of such time period is a Saturday, Sunday or holiday, then such time for performance shall be automatically extended to the next business day.

     20.  Survival of Provisions.
          ----------------------

     All covenants, warranties and agreements set forth in this Agreement shall survive the Closing of the transaction contemplated hereby and shall survive the execution or delivery of any and all deeds and other documents at any time executed or delivered under, pursuant to or by reason of this Agreement, and shall survive the payment of all monies made under, pursuant to or by reason of this Agreement.

     21.  Severability.
          ------------

     This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

     22.  Terms of Offer.
          --------------

     For purposes of the calculations of any time periods set forth in this Agreement, the effective date of this Agreement shall be deemed to be the date upon which this Agreement has been fully executed by Seller and Purchaser and initialed, if applicable, and each of Seller and Purchaser has received a fully executed counterpart hereof.

     23.  Water Drainage and Retention.
          ----------------------------

     Seller is the owner of that certain real property adjacent to the Land upon which there currently is located a lake or pond (the "Existing Lake"). Seller and Purchaser acknowledge that it is Purchaser's desire and intention to drain storm and surface water from the Land, as developed (the "Developed Land'), into the Existing Lake and to utilize the Existing Lake for the retention of such storm and surface water from the Developed Land. Unless the Land already has the benefit of a permanent easement to utilize the Existing Lake for the drainage, retention, and discharge of surface water from the Developed Land. Seller will grant and convey to Purchaser at Closing a non-exclusive, permanent easement over and across the real property upon which the Existing Lake is located to enable Purchaser to utilize the Existing Lake for the drainage, retention and discharge of storm and surface water generated from the Developed Land (the "Drainage Easement"). The Drainage Easement will be created pursuant to an easement agreement in form and substance reasonably satisfactory to Seller and Purchaser (the "Easement Agreement") that contains, inter alia, an indemnity by
                                                    ----- ----
Purchaser of Seller for any loss, damage, cost or expense (including reasonable attorneys' fees and related legal expenses) incurred by Seller and arising out of any personal injury or property damage caused by Purchaser's use of the Drainage Easement. In the Easement Agreement, Purchaser will agree to comply with all applicable laws and other requirements regarding, and take all commercially reasonable steps to minimize, soil erosion and sedimentation into the Existing Lake. In the Easement Agreement, Seller will agree that Seller will not permit the utilization of the Existing Lake for the retention of storm and surface water from other real property to such an extent that the use of the Existing Lake for the retention of storm and surface water from the Developed Land is adversely affected or impaired. Seller agrees that Seller will use commercially reasonable efforts in good faith, at all times prior to and after Closing, at Seller's expense, to obtain the necessary governmental permits and approvals for the utilization of the Existing Lake for the drainage, retention and discharge of storm and surface water from the Developed Land, and to establish the Existing Lake as the phosphorous removal "best management practice" water retention device for the Developed Land, in accordance with the Chesapeake Bay Preservation Act as adopted in Chesterfield County. The covenant of Seller set forth in the preceding sentence shall survive the Closing.

     IN WITNESS WHEREOF, the undersigned have signed this Agreement under seal on the day, month and year first written above.

                                 "PURCHASER"



                                 WELLS OPERATING PARTNERSHIP, L.P.,
                                 a Delaware limited partnership


                                 By: Wells Real Estate Investment Trust, Inc., a
                                     Maryland corporation, general partner

                                     By:  /s/ Leo F. Wells, III
                                         --------------------------------------
                                     Its: President
                                         --------------------------------------

                                         (CORPORATE SEAL)

                                 "SELLER"

                                 IDLEWOOD PROPERTIES, INC.,
                                 a Virginia corporation

                                 By:  /s/ [ILLEGIBLE]
                                      --------------------------------------
                                 Its: Vice President
                                      --------------------------------------

                                  EXHIBIT "A"
                                  -----------

                            DESCRIPTION OF PROPERTY

                         [TO BE PROVIDED BY PURCHASER]

                                   EXHIBIT A

                              [PLAN APPEARS HERE]

                                  EXHIBIT "B"
                                  -----------

                              ADJOINING PROPERTY

                         [TO BE PROVIDED BY PURCHASER]

                                   EXHIBIT B

                              [PLAN APPEARS HERE]